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                                                                    EXHIBIT 10.1
                                   CONOCO INC.

                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                    (AS AMENDED EFFECTIVE AS OF MAY 12, 1999)


                                    ARTICLE I
                        PURPOSES OF PLAN AND DEFINITIONS


                  1.1 Purpose. Pursuant to the 1998 Stock and Performance Incentive Plan, Conoco Inc., a Delaware corporation, established the Conoco Inc. Deferred Compensation Plan for Non-Employee Directors (the "Plan") for the purpose of providing non-employee directors of the Company the opportunity to defer a portion of their compensation and to provide greater incentives for those Directors to attain and maintain the highest standards of performance, to attract and retain Directors of outstanding competence and ability, to stimulate the active interest of such persons in the development and financial success of the Company, to further the identity of interests of such Directors with those of the Company's stockholders generally, and to reward such Directors for outstanding performance. The Plan has been amended effective May 12, 1999.

                  1.2 Definitions.

                  "Applicable Annual Rate" will initially be 7.14% and will be adjusted as of January 1 of each year to that rate which is equal to 120% of the applicable federal long-term rate for the month of January of such year as published by the Internal Revenue Service pursuant to
         Section 1274(d) of the Code.

                  "Award" means any incentive award made to a Participant under the Plan or any other Plan of the Company.

                  "Beneficiary" means the person(s) or entity(ies) designated by the Participant, as provided in Section 4.5, to receive any payments otherwise due the Participant under this Plan in the event of the Participant's death.

                  "Board of Directors" or "Board" means the Board of Directors of the Company.

                  "Cash Compensation" means all of the cash compensation payable to a Participant, including annual, meeting and other fees.

                  "Change in Control" means a Change in Control as defined in the Conoco Inc. Key Employee Severance Plan, as amended from time to time.





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                  "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

                  "Class B Common Stock" means the Class B Common Stock, par value $.01 per share, of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Committee" means such committee of the Board as is designated by the Board to administer the Plan in accordance with Article II, but
         (i) prior to the IPO shall be the Board or such other persons as are authorized by the Board and (ii) after the IPO shall initially be the Compensation Committee of the Board.

                  "Common Stock" means the Class A Common Stock or Class B Common Stock, except where the context requires that the reference is to one of such classes.

                  "Company" means Conoco Inc.

                  "Deferred Compensation Period" means such period of 365 days (or such longer or shorter period) as shall from time to time be prescribed by the Committee for which Participants shall be entitled to defer receipt of all or any part of their Cash Compensation.

                  "Deferred Interest Bearing Account" means the bookkeeping account maintained for each Participant to record certain amounts deferred by the Participant in accordance with Article III hereof.

                  "Determination Date" means the date on which payment of a Participant's deferred compensation is made or commences, as determined in accordance with Section 4.1.

                  "Director" means an individual who is serving as a member of the Board.

                  "Effective Date" means the IPO Closing Date.

                  "Election Effective Date" means the date upon which a Participant's deferred compensation is credited to his Deferred Interest Bearing Account pursuant to Section 3.3 of this Plan.

                  "Eligible Director" means each Director who is not an employee of E.I. duPont de Nemours and Company or of any of its subsidiaries, or of the Company or of any of the Company's subsidiaries.


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                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  "Fair Market Value" of a share of Class A Common Stock or Class B Common Stock means, as of a particular date, (i) if shares of that class of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of such Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, (ii) if shares of that class of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of such class of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, (iii) if that class of Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the next succeeding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or (iv) if shares of that class of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose; provided that, notwithstanding the foregoing, "Fair Market Value" in the case of any Award made in connection with the IPO, means the price per share to the public of the Common Stock in the IPO, as set forth in the final prospectus relating to the IPO. "Fair Market Value" of a Stock Unit means, as of a particular date, the Fair Market Value of a share of the applicable class of Common Stock on such date.

                  "IPO" means the first time a registration statement filed under the Securities Act of 1933 and respecting an underwritten primary offering by the Company of shares of common stock of the Company is declared effective under that Act and the shares registered by that registration statement are issued and sold by the Company (otherwise than pursuant to the exercise of any overallotment option).

                  "IPO Closing Date" means the date on which the Company first receives payment for the shares of common stock of the Company it sells in the IPO.

                  "Participant" means an Eligible Director who elects to participate in the Plan or is otherwise credited with Stock Units pursuant to Article III.

                  "Stock Account" means the bookkeeping account maintained for each Participant to record certain amounts deferred by the Participant in accordance with Article III hereof.


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                  "Stock Unit" means a unit equal to one share of Class A Common
         Stock or Class B Common Stock (as determined in accordance with Section 3.2) (as adjusted pursuant to Section 3.6), utilized for the purpose of measuring the benefits payable under Section 4.3.

                  "Total Deferred Unit Amount" means the aggregate Fair Market Value on the Valuation Date coinciding with or immediately preceding the Determination Date of the number of Stock Units then credited to a Participant's Stock Account.

                  "Valuation Date" means the Effective Date and the first day of each month thereafter or, in the event the applicable class of Common Stock is traded or quoted on a national securities exchange or in the over-the-counter market, each day on which a sale or sales of such Common Stock is reported or a quotation for such Common Stock is available (as the case may be).

                  "1998 Incentive Plan" means the 1998 Stock and Performance Incentive Plan of Conoco Inc.


                                   ARTICLE II
                           ADMINISTRATION OF THE PLAN

                  2.1 Committee. This Plan shall be administered by the Committee. The Committee shall consist of at least two members of the Board.

                  2.2 Committee's Powers. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions which are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, determine the eligibility of individuals to participate herein, determine the amount of Cash Compensation a Participant may elect to defer, or waive any restriction or other provision of this Plan. The Committee shall determine whether, and under what conditions, Stock Units are to relate to either or both of Class A Common Stock or Class B Common Stock. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

                  2.3 Committee Determinations Conclusive. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.


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                  2.4 Committee Liability. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 2.5 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by an officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

                  2.5 Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.


                                   ARTICLE III
                                    ACCOUNTS

                  3.1 Establishment of Accounts. The Company shall set up an appropriate record (hereinafter called the "Deferred Interest Bearing Account") which will from time to time reflect the name of each Participant and the amounts deferred by such Participant to an interest bearing account pursuant to
Section 3.2. The Company shall also set up an appropriate record (hereinafter called the "Stock Account") which will from time to time reflect the name of each Participant, the number of Stock Units (distinguished by whether the Stock Unit relates to Class A Common Stock or Class B Common Stock) credited to such Participant pursuant to Section 3.2, and the Fair Market Value of that number of Stock Units credited to the Participant.

                  3.2 Deferred Compensation.

                  (a) A Participant may elect to defer receipt of all or any part of the Cash Compensation payable to the Participant for serving on the Board of Directors for any Deferred Compensation Period. At the election of the Participant, the amount deferred shall be credited to:
         (a) his or her Deferred Interest Bearing Account; (b) his or her Stock Account; or (c) a combination of both. If a Participant chooses to receive a credit to his Stock Account, a number of Stock Units (rounded up to the nearest whole number) relating to either Class A Common Stock or Class B Common Stock, as elected by the Participant with the consent of the Committee, having a Fair Market Value on the Election Effective Date equal to the dollar amount of fees the Participant elects to forego in the applicable Deferred Compensation Period in exchange for Stock Units shall be credited to such account. A Participant may only elect to defer Cash Compensation which is otherwise payable after an election to defer compensation is made pursuant to Section 5.1 hereof.

                  (b) As additional deferred compensation and pursuant to the requirements of paragraph 9 of the 1998 Incentive Plan, each Eligible


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         Director shall be credited with certain Stock Units on the later to occur of the IPO Pricing Date or the initial election of an individual as an Eligible Director and on each subsequent Annual Director Award Date, as provided for in paragraph 9 of the 1998 Incentive Plan.

                  3.3 Crediting of Deferred Amounts.

                  (a) Any Cash Compensation credited to a Participant's Deferred Interest Bearing Account or Stock Account shall be credited to such account on the last day of the month in which the deferred Cash Compensation would otherwise have been paid (the "Election Effective Date"). For example, if a Participant effectively elects to defer Cash Compensation to his Deferred Interest Bearing Account for a Deferred Compensation Period of 365 days beginning January 1 by notifying the Company in the manner provided in Section 5.1, the Cash Compensation which accrues for the month of January shall be credited to such Participant's Deferred Interest Bearing Account on January 31.

                  (b) Any Stock Units credited under the 1998 Incentive Plan to a Participant as described in Section 3.2(b) hereof shall be credited to the Participant's Stock Account as of the date specified in Section 3.2(b) hereof.

                  3.4 Interest on Deferred Interest Bearing Accounts. The amount of deferred compensation credited to a Participant's Deferred Interest Bearing Account will bear interest from (but excluding) the date so credited, to (and including) the Determination Date, at a rate per annum equal to the Applicable Annual Rate in effect from time to time, compounded monthly, and such interest shall be credited to the Deferred Interest Bearing Account as of the last day of each calendar month during the applicable Deferred Compensation Period and the last day of the calendar month in which such period ends (or, if applicable, the Determination Date). Interest so credited shall similarly bear interest from (but excluding) the date so credited, to (and including) the Determination Date, at a rate per annum equal to the Applicable Annual Rate in effect from time to time, compounded monthly and credited as of the last day of each calendar month during the applicable Deferred Compensation Period and the last day of the calendar month in which such period ends (or, if applicable, the Determination
Date).

                  3.5 Dividends. As of each date that dividends are paid with respect to a class of Common Stock, a Participant who has any outstanding Stock Units relating to that class of Common Stock credited to his Stock Account shall have a number of Stock Units relating to that class of Common Stock credited to his Stock Account with respect to such dividends. The Stock Units credited in respect of dividends shall have a Fair Market Value equal to the dollar amount of the dividend paid per share of Common Stock as of such dividend payment date multiplied by the number of Stock Units relating to that class of


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Common Stock credited to the Participant's Stock Account immediately prior to such dividend payment date.

                  3.6 Adjustments.

                  (a) Exercise of Corporate Powers. The existence of this Plan and any outstanding Stock Units credited hereunder shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                  (b) Recapitalizations, Reorganizations and Other Activities. In the event of any subdivision or consolidation of outstanding shares of either class of Common Stock, declaration of a dividend payable in shares of either class of Common Stock or other stock split, then (i) the number of Stock Units relating to such class of Common Stock and
         (ii) the appropriate Fair Market Value and other price determinations for such Stock Units shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting any class of Common Stock or any distribution to holders of any class of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of Stock Units relating to such class of Common Stock and (ii) the appropriate Fair Market Value and other price determinations for such Stock Units to give effect to such transaction; provided that such adjustments shall only be such as are necessary to preserve, without increasing, the value of such units. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume units by means of substitution of new units, as appropriate, for previously issued units or an assumption of previously issued units as part of such adjustment.



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                                   ARTICLE IV
                                    PAYMENTS

                  4.1 Period of Deferral. A Participant may elect that payment of amounts credited to the Participant under the Plan be made or commence at (a) a date that is five years following the date of the termination of the Participant's status as a Director of the Company, or (b) the date of the termination of the Participant's status as a Director of the Company (either of such dates elected by the Participant to be known as the "Determination Date"). If alternative (a) is elected by the Participant, payment will be made or will commence within 60 days after the date that is five years after termination of the Participant's status as a Director of the Company. If alternative (b) is elected by the Participant, payment will be made or will commence within 60 days after termination of the Participant's status as a Director of the Company. Notwithstanding the foregoing, except in the case of death or disability of a Director, no amount may be distributed in respect of a Stock Unit awarded under the 1998 Incentive Plan until such Stock Unit has been held under this Plan for three years.

                  4.2 Payment of Amounts in Deferred Interest Bearing Account. As of the Determination Date, the sum of the amounts theretofore credited to a Participant's Deferred Interest Bearing Account for each Deferred Compensation Period plus all interest accrued thereon to, and including, the Determination Date (the "Total Deferred Compensation Amount") shall be calculated. A Participant shall receive payment of his Total Deferred Compensation Amount with respect to each Deferred Compensation Period in the form he has previously elected under Section 4.4.

                  4.3 Payment of Amounts in Stock Account. As of the Determination Date, the aggregate Fair Market Value on the Valuation Date coinciding with or immediately preceding the Determination Date of that number of Stock Units credited to a Participant's Stock Account as of such Determination Date with respect to each Deferred Compensation Period and with respect to each Award under the 1998 Incentive Plan shall be calculated. The result is the "Total Deferred Unit Amount." A Participant shall receive payment of his Total Deferred Unit Amount with respect to each Deferred Compensation Period or 1998 Incentive Plan Award in the form he has previously elected under
Section 4.4.

                  4.4 Form of Payment. Payment to a Participant of amounts in his Deferred Interest Bearing Account shall be made in the form of cash. Payment to a Participant in respect of a Stock Unit in his Stock Account shall be made in the form of that class of Common Stock to which the unit relates; provided that under conditions established by the Committee, a Participant may elect to receive an amount payable in respect of a Stock Unit in the form of cash. Payment to a Participant of amounts in both accounts shall be made by one of the following methods: (a) a lump sum, (b) three substantially equal consecutive annual installments, or (c) five substantially equal consecutive annual installments; subject to the requirements of Section 4.1 hereof that no amount is distributable in respect of a Stock Unit Award under the 1998 Incentive Plan until it has


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been held for three years, except in the case of death or disability of a
Director. The Total Deferred Compensation Amount and the Total Deferred Unit Amount that is to be distributed in cash shall bear interest from, but excluding, the Determination Date to, and including, the date paid at the Applicable Annual Rate as in effect from time to time, compounded monthly, and the payment of each annual installment shall be accompanied by payment of the amount of interest accrued thereon.

                  4.5 Death Prior to Payment. In the event that a Participant dies prior to payment of all of the amounts payable pursuant to the Plan, any remaining amounts together with all interest accrued thereon, shall be paid to the Participant's designated Beneficiary in a lump sum within 60 days following the Company's notification of the Participant's death. If no Beneficiary has been designated, such payment shall be made to the Participant's estate. A beneficiary designation, or revocation of a prior beneficiary designation, shall be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Committee. In the event that a Participant dies prior to payment of all of the amounts payable pursuant to the Plan, and the designated Beneficiary dies prior to payment of all the amounts payable pursuant to the Plan, payment shall be made to the Participant's estate in a lump sum within 60 days of notification of the Beneficiary's death.

                  4.6 Payments to Minors and Incompetents. Should the Participant become incompetent or should the Participant designate a Beneficiary who is a minor or incompetent, the Company shall be authorized to pay such funds to a parent or guardian of such minor or incompetent, or directly to such minor or incompetent, whichever manner the Committee shall determine in its sole discretion.

                  4.7 Change in Control. Participants may elect that upon a Change in Control, the entire amounts payable under Sections 4.2 and 4.3 be made in a lump sum payment within 60 days of the Change in Control.


                                    ARTICLE V
                               ELECTING DEFERRALS

                  5.1 Manner of Electing Deferral. Each election made by a Participant to defer Cash Compensation under the Plan (i) shall take the form of a written document (provided by the Company) signed by the Participant and filed with the Committee, (ii) shall designate the Deferred Compensation Period for which such deferral is elected, the account to which such deferral shall be credited, the class of Common Stock to which any Stock Unit is to relate, the period of deferral and the form and manner of payment, (iii) shall only apply to Cash Compensation payable after the date of such election and (iv) may not be revoked or modified without the prior written approval of the Committee if the proposed revocation or modification applies to amounts deferred with respect to a Deferred Compensation Period which has already commenced at the time such revocation or modification is proposed to be effected. With respect to each award of Stock Units made


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to a Participant under the 1998 Incentive Plan, as described in Section 3.2(b)
hereof, the Participant shall make an election which (i) shall take the form of a written document (provided by the Company) signed by the Participant and filed with the Committee, (ii) shall designate the period of deferral and the form and manner of payment elected by the Participant, and (iii) may not be revoked or modified without the prior written approval of the Committee. The Committee shall be authorized to adopt such rules and limitations as it shall determine are necessary or appropriate with respect to the timing of elections to defer compensation under the Plan.


                                   ARTICLE VI
                                  MISCELLANEOUS

                  6.1 Unfunded Plan. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. This Plan shall be unfunded. Funds invested hereunder shall continue for all purposes to be part of the general funds of the Company. To the extent that a Participant acquires a right to receive payments from the Company under the Plan, such right shall not be greater than the right of any unsecured general creditor of the Company and such right shall be an unsecured claim against the general assets of the Company. Although bookkeeping accounts may be established with respect to Participants, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to cash or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

                  6.2 Title to Funds Remains with Company. Amounts credited to each Participant's Deferred Interest Bearing Account and Stock Account shall not be specifically set aside or otherwise segregated, but will be combined with corporate assets. Title to such funds will remain with the Company and the Company's only obligation will be to make timely payments to Participants in accordance with the Plan.

                  6.3 Statement of Account. A statement will be furnished to each Participant annually on such date as may be determined by the Committee stating the balance of the Participant's Deferred Interest Bearing Account and Stock Account and accrued interest thereon as of a recent date designated by the Committee.

                  6.4 Assignability. Except as provided in Section 4.5, no right to receive payment hereunder shall be transferable or assignable by a Participant except by will or the


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laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any attempted assignment of any benefit under this Plan in violation of this Section 6.4 shall be null and void.

                  6.5 Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment, modification or termination shall, without the consent of the Participant, impair the rights of any Participant to the balance in such Participant's Deferred Interest Bearing Account or Stock Account or the amount of interest accrued thereon as of the date of such amendment, modification or termination. The Board may at any time and from time to time delegate to the Committee any or all of this authority under this
Section 6.5.

                  6.6 Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.


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